UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 6, 2015

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 6, 2015, Esterline Technologies Corporation (“Esterline”) entered into a stock repurchase agreement (the “Agreement”) with Relational Investors LLC and certain affiliates (collectively, “Relational”) pursuant to which Esterline agreed to purchase 688,885 shares of Esterline common stock from Relational at a price of approximately $92.65 per share, for a total purchase price of approximately $63.8 million. The purchase price of $92.65 per share represents a 2.5% discount from the volume weighted average of the closing prices of a share of Esterline common stock on the New York Stock Exchange on the five consecutive trading days ending on and including July 6, 2015. Pursuant to the Agreement, Relational has agreed to certain restrictions on additional sales of Esterline common stock, including that Relational will not sell or otherwise dispose of 3% or more shares of outstanding Esterline common stock to any entity that is required, or would by virtue of such sale become required, to file a Schedule 13D with the Securities and Exchange Commission with respect to Esterline’s securities, until the first anniversary of the Agreement, subject to certain exceptions. The purchase of the shares is expected to be completed on July 7, 2015. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

This share purchase will reduce Relational’s ownership of outstanding shares of Esterline’s common stock to 1,464,658 shares, or to under 5% of Esterline’s total common shares outstanding, from approximately 7% of such outstanding common shares. The purchase of these shares will be funded with cash on hand and borrowings under Esterline’s existing senior credit facility and is part of Esterline’s previously announced share repurchase plan. After giving effect to the repurchase, approximately $110 million remains available under Esterline’s current share repurchase authorization.

On July 7, 2015, Esterline issued a press release regarding the transactions contemplated by the Agreement, a copy of which is filed as Exhibit 99.2 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Stock Repurchase Agreement dated as of July 6, 2015 between Esterline Technologies Corporation and Relational Investors LLC, Relational Investors Mid-Cap Fund I, L.P., Relational Investors Mid-Cap Fund II, L.P., Relational Coast Partners, L.P., Relational Fund Partners, L.P., Relational Investors IX, L.P., Relational Investors XV, L.P., Relational Investors XVI, L.P., Relational Investors XX, L.P., Relational Investors XXIII, L.P., Relational Investors XXIV, L.P., and RH Fund I, L.P.

99.2	Press release issued by Esterline Technologies Corporation dated July 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: July 7, 2015	By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer & Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

99.1	Stock Repurchase Agreement dated as of July 6, 2015 between Esterline Technologies Corporation and Relational Investors LLC, Relational Investors Mid-Cap Fund I, L.P., Relational Investors Mid-Cap Fund II, L.P., Relational Coast Partners, L.P., Relational Fund Partners, L.P., Relational Investors IX, L.P., Relational Investors XV, L.P., Relational Investors XVI, L.P., Relational Investors XX, L.P., Relational Investors XXIII, L.P., Relational Investors XXIV, L.P., and RH Fund I, L.P.

99.2	Press release issued by Esterline Technologies Corporation dated July 7, 2015.